Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering the Corporation’s common stock for issuance under the Bank of America Corporation Key Employee Equity Plan, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	December 16, 2020

/s/ Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	December 18, 2020
Paul M. Donofrio

/s/ Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	December 18, 2020
Rudolf A. Bless

/s/ Sharon L. Allen	Director	December 15, 2020
Sharon L. Allen

/s/ Susan S. Bies	Director	December 15, 2020
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	December 16, 2020
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	December 16, 2020
Frank P. Bramble, Sr.

/s/ Pierre de Weck	Director	December 10, 2020
Pierre J.P. de Weck

/s/ Arnold W. Donald	Director	December 21, 2020
Arnold W. Donald

/s/ Linda P. Hudson	Director	December 15, 2020
Linda P. Hudson

/s/ Monica C. Lozano	Director	December 11, 2020
Monica C. Lozano

/s/ Thomas J. May	Director	December 16, 2020
Thomas J. May

/s/ Lionel L. Nowell III	Director	December 11, 2020
Lionel L. Nowell III

/s/ Denise L. Ramos Denise L. Ramos	Director	December 12, 2020

/s/ Clayton S. Rose	Director	December 12, 2020
Clayton S. Rose

/s/ Michael D. White	Director	December 10, 2020
Michael D. White

/s/ Thomas D. Woods	Director	December 16, 2020
Thomas D. Woods

/s/ R. David Yost	Director	December 14, 2020
R. David Yost

/s/ Maria T. Zuber Maria T. Zuber	Director	December 16, 2020

2